Ex.-23J

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 30, 2004, for the IPS Millennium Fund and the IPS New Frontier Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. [_____] ('33 Act) and Amendment No. [_____] ('40
Act) to IPS Fund's Registration Statement on Form N-1A (file No. 33-83132), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.


/s/ Cohen McCurdy, Ltd.
March 31, 2005